Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Registration Statement on Form S-1 of our report dated August 12, 2008, relating to the balance sheet of Verisk Analytics, Inc. appearing in the Prospectus, which is a part of this Registration Statement.
     We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
August 12, 2008